UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 12, 2019

OneSpan Inc.

(Exact name of registrant as specified in charter)

Delaware	000‑24389	36‑4169320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

121 West Wacker Drive, Suite 2050

Chicago, Illinois 60601

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (312) 766-4001

N/A

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	OSPN	NASDAQ

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]            Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

[ ]            Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR    240.14d‑2(b))

[ ]            Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ◻

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors

On June 12, 2019, the stockholders of the Company, based upon the recommendation of the Company’s Board of Directors, elected two new individuals to serve on the Company’s Board of Directors. In connection with the election, the Board expanded the size of the Board to eight directors. Marc Boroditsky and Marc Zenner (the “New Directors”) joined the Board on June 12, 2019 and participated in the Board’s annual meeting on such date where the Board appointed each of them to serve on the Audit, Compensation, and Corporate Governance and Nominating Committees. Mr. Zenner was also designated as a financial expert on the Audit Committee.

There is no agreement or understanding between the New Directors and any other person pursuant to which he was appointed to the Board. Each of the New Directors is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

As non-employee directors, in accordance with the Company’s Director Compensation Policy, the New Directors will each receive a pro rata portion of the $105,000 annual equity retainer, $60,000 annual cash retainer, and annual fees of $4,000, $3,000 and $3,000 for serving as a member of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee, respectively. Such director compensation will be based on six and one-half months out of 12 months of service.

Compensatory Arrangements

As described under Item 5.07, at the Annual Meeting of Stockholders of OneSpan Inc. (the “Company”) held on June 12, 2019, the Company’s shareholders approved the OneSpan Inc. 2019 Omnibus Incentive Plan (the “2019 Omnibus Plan”), which the Company’s Board of Directors had adopted, subject to shareholder approval, on February 1, 2019.

The 2019 Omnibus Plan permits the Company to grant awards to directors, officers, and other employees of the Company, as well as consultants, independent contractors, and agents in limited circumstances. The 2019 Omnibus Plan permits the issuance of awards in a variety of forms, including (1) nonqualified and incentive stock options for the purchase of Common Stock, (2) stock appreciation rights, (3) deferred stock, (4) other stock-based awards (including restricted stock and performance awards). The Committee may condition the grant or vesting of such awards on the achievement of performance goals or the passage of time. The aggregate number of shares of Common Stock available for issuance under the 2019 Omnibus Plan is 5,000,000.

The description of the 2019 Omnibus Plan is contained in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 26, 2019 in connection with the Company’s 2019 Annual Meeting of Shareholders (the “2019 Proxy Statement”), under the caption “Proposal 2 – Approval of the OneSpan Inc. 2019 Omnibus Incentive Plan”. The above description of the 2019 Omnibus Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the 2019 Omnibus Plan, which is attached as Attachment A to the 2019 Proxy Statement.

Item 5.07       Submission of Matters to a Vote of Security Holders

On June 12, 2019, the Company held its Annual Meeting of Stockholders. Results of votes with respect to proposals submitted at that meeting are as follows:

1.

To elect eight directors to serve on the Board of Directors until the next annual meeting of shareholders and until his or her successor is duly elected and qualified, or until their resignation or removal. Based on the votes set forth below, the director nominees were duly elected.

	Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
John N. Fox, Jr.	28,258,560	3,680,707	12,125	2,983,559
Marc D. Boroditsky	31,800,705	138,762	11,925	2,983,559
Michael P. Cullinane	26,499,001	5,440,466	11,925	2,983,559
Jean K. Holley	24,779,316	7,162,299	9,777	2,983,559
T. Kendall Hunt	29,626,159	2,315,958	9,275	2,983,559
Matthew Moog	29,249,105	2,690,362	11,925	2,983,559
Scott M. Clements	31,634,665	304,802	11,925	2,983,559
Marc Zenner	29,709,167	141,039	2,101,186	2,983,559

2.	To approve the OneSpan Inc. 2019 Omnibus Incentive Plan. Based on the votes set forth below, the Company’s shareholders voted to approve this proposal.

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
30,496,643	1,435,960	18,789	2,983,559

3.

To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year 2019. Based on the votes set forth below, the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 was duly ratified.

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
33,512,815	1,136,697	285,439	--

Item 9.01 Financial Statements and Exhibits

(d)   Exhibits.

Exhibit Number	Description
10.1

OneSpan Inc. 2019 Omnibus Incentive Plan (incorporated by reference from Attachment A to the Registrant’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 26, 2019).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2019	OneSpan Inc.

/s/ Mark S. Hoyt
Mark S. Hoyt
Chief Financial Officer